SCHEDULE 14C INFORMATION
        INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)
     (2))

[ ]  Definitive Information Statement

                            DRAGON MINING CORPORATION
                (Name of Registrant As Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

            1) Title of each class of securities to which transaction applies:______________________________________________

            2) Aggregate number of securities to which transaction applies:______________________________________________

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------

            4)          Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------

            5) Total fee paid:
                        ------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)          Amount Previously Paid:_______________________________

            2)          Form, Schedule or Registration Statement No.:_________

            3)          Filing Party:_________________________________________

               4)       Date Filed:___________________________________________

                            DRAGON MINING CORPORATION
--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 31, 1998

--------------------------------------------------------------------------------


The Annual Meeting of the Shareholders of Dragon Mining Corporation (the "Company") will be held on Friday, July 31, 1998 at 10:00 A.M. (local time) at Suite 7, 107 West Wade Lane, Payson, Arizona 85547- 0009 for the following purposes:

            (1) To elect four members of the Board of Directors to hold office until the next annual meeting of shareholders, or until their successors are duly elected and qualify;

            (2) To amend the article of incorporation to increase the number of Authorized Common Shares from 25,000,000 to 50,000,000 shares;

            (3) To ratify the issuance of 15,000,000 shares to Marbella Capital Corp. at a deemed price of $0.001 per share for a total of $15,000, which was approved by the Company's sole acting director, Mr. Thomas Crom, on July 11, 1995;

            (4) To approve the issuance of 21,000,000 shares to Marbella Capital Corp. at a deemed price of $0.10 per share (prior to the reverse-split) to retire debt of $2,100,000;

            (5) To consider and act upon a Plan of Recapitalization to reverse-split the outstanding Common Stock by changing each 10 issued and outstanding shares into one issued and outstanding share of Common Stock;

            (6) To amend the articles of incorporation to change the name of the Company from "Dragon Mining Corporation" to "Dragon Diamond Corporation";

            (7)         To approve  and adopt the  Company's  1998 Stock  Option
                        Plan;

            (8)         To approve and adopt the Company's 1998 Restricted Stock
                        Plan; and

            (9) To transact such other business as properly may come before the meeting.

            Only shareholders of record at the close of business on June 30, 1998 will be entitled to vote at the meeting. The transfer books of the Company will not be closed.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                       By order of the Board of Directors:
                             /s/Aubrey L. McGinnis
                          Aubrey L. McGinnis, Secretary
Vancouver, Canada
July 21, 1998

                            DRAGON MINING CORPORATION
                           107 West Wade Lane, Suite 7
                           Payson, Arizona 85547-0009
                                 (520) 474-9151

                              INFORMATION STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            to be held July 31, 1998

                                  INTRODUCTION

            This Information Statement will be first sent or given to shareholders of Dragon Mining Corporation (the "Company") on or about July 21, 1998, in connection with the Annual Meeting of Shareholders to be held at 10:00 A.M. (local time), July 31, 1998 at 107 West Wade Lane, Suite 7, Payson, Arizona (the "Annual Meeting").

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

VOTING SECURITIES

            The securities entitled to vote at the Annual Meeting consist of all of the issued and outstanding shares of the Company's $.001 par value common stock (the "Common Stock"). The close of business on June 30, 1998, has been fixed by the Board of Directors of the Company as the record date. Only shareholders of record as of the record date may vote at the Annual Meeting. As of the record date, there were 23,143,826 shares of Common Stock issued and outstanding.

VOTING RIGHTS AND REQUIREMENTS

            Each shareholder of record as of the record date will be entitled to one vote for each share of Common Stock held as of the record date.

            QUORUM AND VOTES REQUIRED FOR APPROVAL. The presence at the Annual Meeting of the holders of an amount of shares of each class of stock entitled to vote at the meeting, representing the right to vote shares of Common Stock of not less than a majority of the number of shares of Common Stock outstanding as of the record date, will constitute a quorum for the transaction of business. The affirmative vote of a majority of the outstanding shares is necessary to approve the amendments to the articles of incorporation to increase the number of authorized shares and to change the name of the Company. The affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat is necessary to elect the Board of Directors, to ratify the prior issuance of shares, to approve the issuance of shares for debt, to approve the Plan of Recapitalization, to adopt the 1998 Stock Option Plan, to adopt the 1998 Restricted Stock Plan, and to approve all other matters that may come before the Annual Meeting.

            PRINCIPAL SECURITY HOLDERS. The following table sets forth information, as of the record date, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Common Stock, and by directors, nominees, and officers of the Company, and by officers and directors as a group.

NAME AND ADDRESS                                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP                            PERCENT OF CLASS (1)<F1>

Marbella Capital Corp. (2)<F2>                                19,541,877 (3)<F3>(4)<F4>                         84.44%
1305-1090 West Georgia Street
Vancouver, BC V6E 3V7

Thomas J. Ian Wright                                              1,513,959                                      6.54%
128 Limmer Lane
Felpham, W. Bogner Regis
W. Sussex, United Kingdom

Thomas L. Crom                                                     -0- (5)<F5>                                     0%
P.O. Box 9
Payson, Arizona 85547

Larry N. Lorenz                                                    -0- (4)<F4>                                     0%
Suite 515, 625 Howe Street
Vancouver, B.C. Canada V6C 2T6

Aubrey L. McGinnis                                                 -0- (4)<F4>                                     0%
Suite 515, 625 Howe Street
Vancouver, B.C. Canada V6C 2T6

Euro-Carib Consultants Ltd..                                       -0- (4)<F4>                                     0%
P.O. Box N 10697
Kings Court Bay Street
Nassau, Bahamas

Middlegate Financial Limited                                       -0- (4)<F4>                                     0%
3rd Floor Bahamas Financial Center
P.O. Box N 4584
Nassau Bahamas

Middlegate Financial Ltd.                                          -0- (4)<F4>                                     0%
C/O Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Helier, Jersey

                                     Page 2




NAME AND ADDRESS                                            AMOUNT AND NATURE OF
OF BENEFICIAL OWNER                                         BENEFICIAL OWNERSHIP                            PERCENT OF CLASS (1)<F1>
All officers and directors as a
group (4 persons)                                                  21,055,836                                      90.98%

<F1>
(1) Based on 23,143,826 shares outstanding. Where the persons listed on this table have the right to obtain additional shares within 60 days from June 30, 1998, these additional shares are deemed to be outstanding for the purpose of computing the percentage of each class owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

<F2>
(2) Marbella Capital Corp. ("Marbella") is a privately owned Canadian corporation which is owned 40% by Anton Hendriksz, 30% by Nick DeMare and 30% by Thomas L. Crom. Mr. Crom is a director of the Company. Messrs. Hendriksz and DeMare are former directors. See "Voting Securities and Principal Holders Thereof - Changes in Control."

<F3>
(3) Subject to shareholder approval, Marbella will receive an additional 21,000,000 shares (pre-split) in exchange for the cancellation of debt in the amount of $2,100,000 owed by the Company to Marbella. See "Proposal 4: To Approve The Issuance of 21,000,000 Shares to Marbella Capital Corp. At a Deemed Price of $0.10 to Retire Debt of $2,100,000." After such issuance, Marbella would own 40,541,877 shares, or 91.84% of the outstanding Common Stock of the Company.

<F4>
(4) On July 6, 1998 Marbella arranged a sale of 36,649,860 shares (pre-split) of the Company's Common Stock (the "Control Shares") to a group of 15 investors (the "Investors"). The Control Shares include 21,000,000 shares to be issued to Marbella as described in "Proposal 4: To Approve The Issuance of 21,000,000 Shares to Marbella Capital Corp. At a Deemed Price of $0.10 to Retire Debt of $2,100,000." The consideration given to Marbella by the Investors consists of a promissory note in the amount of $25,000 bearing interest at 8% per year. The Investors will collectively own 83% of the Company"s then outstanding shares. The names, number of shares purchased and percentage owned by these eleven investors are as follows:



                               PURCHASER                           Number of Shares                  Percentage of Outstanding

Larry N. Lorenz(a)                                                     6,250,000                                14.16

Aubrey L. McGinnis(a)                                                  2,145,360                                4.86

Adana Investments Limited                                              2,150,000                                4.87
c/o Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Heiler, Jersey JE2 4UA


                                     Page 3






                               PURCHASER                           Number of Shares                  Percentage of Outstanding

Lusaka Investments Limited                                             2,150,000                                4.87
c/o Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Heiler, Jersey JE2 4UA

Mabalane Investments Limited                                           2,200,000                                4.98
c/o Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Heiler, Jersey JE2 4UA

Perlogos Investments Limited                                           2,200,000                                4.98
c/o Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Heiler, Jersey JE2 4UA

Dresden Investments S.A.                                               2,150,000                                4.87
Suite 61 Grosvenor Close
Box N 7521
Nassau, Bahamas

Euro-Carib Consultants Ltd.                                            2,150,000                                4.87
P.O. Box N 10697
Kings Court Bay Street
Nassau, Bahamas

Middlegate Investments Limited                                         2,150,000                                4.87
3rd Floor Bahamas Financial Center
P.O. Box N 4584
Nassau, Bahamas

Middlegate Investments Ltd.                                            2,150,000                                4.87
c/o Obelisk International Trust Company
Lynwood House
37 Hill Street
St. Heiler, Jersey JE2 4UA

Millport Securities Inc.                                               2,150,000                                4.87
Suite M2 Charlote House
P.O. Box N 4825
Nassau, Bahamas

Pacific Rim Capital Ltd.                                               2,201,150                                4.99
7 Prince Street
Belize City, Belize


                                     Page 4






                               PURCHASER                           Number of Shares                  Percentage of Outstanding

China Belle Financial Corp.                                            2,201,150                                4.99
P.O. Box 192
Grande Turk, Turks & Caicos Islands
British West Indies

Lay Eng Sei                                                            2,201,100                                4.99
Blk 770,
Pasir Ris Street 71, #11-344
Singapore 510770

Tanya Beauchemin                                                       2,201,100                                4.99
3240 Chrome Crescent
Coquitlam, British Columbia V3E 1M5

TOTAL                                                                  36,649,860                               83.02

(a) Messrs. Lorenz and McGinnis are officers and directors of the Company. See "Proposal 1: Election of Directors."

<F5>
(5)Mr. Crom had unpaid but accrued compensation as follows: $4,800 for 1997 and $4,800 for 1996. On July 7, 1998, Mr. Crom agreed to accept 96,000 shares of the Company's Common Stock valued at $0.10 per share (prior to the reverse-split) in payment for his services.

CHANGES IN CONTROL

            See footnote 4 to the table of Principal Security Holders above.

            As part of the sales agreements with Marbella it was agreed that two of those investors, Larry Lorenz and Aubrey L. McGinnis would become directors. Messrs. Lorenz and McGinnis became directors on July 6, 1998, replacing Anton Hendriksz and Nick DeMare who resigned on the same date.

            There are no other arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may, at a subsequent date, result in a further change in control of the Company.


                              MATTERS TO ACTED UPON

                        PROPOSAL 1: ELECTION OF DIRECTORS

            The directors of the Company are elected to serve until the next annual shareholders' meeting or until their respective successors are elected and qualify. Officers of the Company hold office until the meeting of the Board of Directors immediately following the next annual shareholders' meeting or until removal by the Board of Directors. Interim replacements for resigning directors and officers are appointed by the Board of Directors.

            The names of the nominees for directors and certain information about them are set forth below:


NAME                                         AGE           POSITION WITH THE                  Business Experience
                                                           COMPANY
Larry N. Lorenz                              47            Director, Chief                    Since July 6, 1998 Mr. Lorenz has been
                                                           Executive Officer                  the CEO nd a Director of the  Company.
                                                           and Director                       Since 1985, Mr. Lorenz  is a  Director
                                                                                              and Management representative for IBIS
                                                                                              International   Group  of   Companies,
                                                                                              based in Vancouver,  Canada that is an
                                                                                              international business consortium that
                                                                                              undertakes   business  and   financial
                                                                                              transactions,   investments,   project
                                                                                              development and merchant banking.  Mr.
                                                                                              Lorenz  acts  as a  "Diamond  Industry
                                                                                              Consultant"    for    developing   and
                                                                                              operational  companies whose interests
                                                                                              are in the emerging nations.

Aubrey L. McGinnis                           54            Director and                       Since  July 6, 1998  Mr. McGinnis  has
                                                           Corporate                          been   a  Director   and     Corporate
                                                           Secretary                          Secretary of the Company. Mr. McGinnis
                                                                                              is  a   Law   School   graduate   with
                                                                                              experience in corporate and commercial
                                                                                              law. A member of the Alberta Bar since
                                                                                              1973,  Mr.  McGinnis has a broad range
                                                                                              of     experience     including    tax
                                                                                              mitigation, commercial contract design
                                                                                              and litigation. From June 1996 to June
                                                                                              1997,  Mr.  McGinnis   consulted  with
                                                                                              individuals  and  companies  regarding
                                                                                              tax shelters in Canada.  From February
                                                                                              1995 to June 1996,  Mr.  McGinnis  was
                                                                                              employed as Director of  Operations of
                                                                                              Erickson   College,   a  private  post
                                                                                              secondary   institution   in   British
                                                                                              Columbia.   From   February   1994  to
                                                                                              February 1995, Mr. McGinnis  consulted
                                                                                              with    individuals    and   companies
                                                                                              regarding the funding of projects. Mr.
                                                                                              McGinnis  was  employed as Director of
                                                                                              Operations    of   BCNLP    Institute,
                                                                                              Vancouver,  Canada,  from June 1993 to
                                                                                              February 1994.


                                                                                 Page 6







Thomas L. Crom                               42            Director, Chief                    From February 1988 until May 30,  1998
                                                           Financial Officer                  Mr. Crom was President of the Company.
                                                           and Treasurer                      From  February 1988 to the present Mr.
                                                                                              Crom  has  been  a   Director,   Chief
                                                                                              Financial  Officer and Treasurer.  Mr.
                                                                                              Crom is President  and  co-founder  of
                                                                                              Eureka  Ventures a private  management
                                                                                              consulting  firm  located  in  Payson,
                                                                                              Arizona,  which  provides  services to
                                                                                              the mining industry.  Mr. Crom is also
                                                                                              president  of SADIA a private  diamond
                                                                                              exploration    company    which    has
                                                                                              properties in Venezuela. Mr. Crom is a
                                                                                              certified   public    accountant,    a
                                                                                              certified  management  accountant  and
                                                                                              has a masters  degree in business.  He
                                                                                              has  been   involved   in  the  mining
                                                                                              business for 15 years.

Thomas J. Ian Wright                         69            Chairman and                       Chairman of the Board since June 1994,
                                                           Director                           Mr. Wright has also been the  director
                                                                                              of European  Operations for Barrington
                                                                                              Communications  Group,  located in New
                                                                                              York, New York, since 1992. Mr. Wright
                                                                                              is also a director of Butte Mining Ltd
                                                                                              and  Dunlap  Resources,  both of which
                                                                                              are  mining  companies  located in the
                                                                                              United Kingdom. From 1977 through 1992
                                                                                              he was a mining consultant for Laing &
                                                                                              Cruickshank  a  stock  brokerage  firm
                                                                                              based   in   the    United    Kingdom.

            The following table sets forth, as of the date of this Information Statement, the names of the Company's executive officers, including all positions and offices held by such person. These officers are elected to hold office for one year or until their respective successors are duly elected and qualified:


NAME                                                       POSITION WITH THE
                                                           COMPANY
Larry N. Lorenz                                            Director, Chief Executive Officer, President and Director

Aubrey L. McGinnis                                         Director and Corporate Secretary

Thomas L. Crom                                             Director, Treasurer and Chief Financial Officer

Thomas J. Ian Wright                                       Chairman and Director

            Except as otherwise indicated below, no organization by which any officer or director previously has been employed in an affiliate, parent or subsidiary of the Company.

            On July 7, 1998 the Company formed separate audit, nominating, and compensation committees of the Board of Directors. The committee members are: Larry N. Lorenz, Aubrey L. McGinnis, Thomas L. Crom and Thomas J. Ian Wright.

            Messrs. Crom and Wright were directors through 1997. There have been no official meetings of the board during 1997.

COMPLIANCE WITH SECTION 16 (A) OF THE EXCHANGE ACT

            During the fiscal year ended December 31, 1997, Marbella Capital Corp. and Mr. Wright failed to timely file a Form 5 with the Securities and Exchange Commission as required by Section 16(a) of the Securities Exchange Act of 1934, as amended.

EXECUTIVE COMPENSATION

            The following table sets forth in summary form the compensation received during each of the Company's last three completed fiscal years by the Chief Executive Officer of the Company. There was no executive officer of the Company whose total salary and bonus exceeded $100,000 in the Company's fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION

                       ANNUAL COMPENSATION                                        AWARDS                 PAYOUTS

                                                                      RESTRICTED
NAME AND                                                                 STOCK                            LTIP       ALL OTHER
PRINCIPAL                                            OTHER ANNUAL       AWARD(S)     OPTIONS/SARS        PAYOUTS      COMPEN-
POSITION     YEAR         SALARY         BONUS      COMPENSATION ($)       ($)            ($)              ($)       SATION ($)
Thomas L.    1997        $4,800(1)<F1>    -0-            -0-              -0-             -0-              -0-          -0-
Crom,        1996        $4,800(1)<F1>    -0-            -0-              -0-             -0-              -0-          -0-
former       1995         $-0-            -0-            -0-              -0-             -0-              -0-          -0-
President
and Chief
Executive
Officer (2)<F2>

<F1>
(1) Mr. Crom had unpaid but accrued compensation as follows:$4,800 for 1997 and $4,800 for 1996. On July 7, 1998, Mr. Crom agreed to accept 96,000 shares of the Company's Common Stock valued at $0.10 per share (prior to the reverse-split) in payment for his services. See "Proposal 1: Election of Directors - Certain Transactions."

<F2>
(2) Mr. Crom resigned as President and Chief Executive Officer on May 30, 1998. On that date Mr. Lorenz became the Chief Executive Officer of the Company.

            Employment agreements with the Company's executive officers are described below in "Employment Agreements."

            The Company does not pay non-officer directors for their services nor does it pay any director's fees for attendance at meetings. Directors are reimbursed for any expenses incurred by them in their performance as directors.

            The Company does not have a pension or retirement plan.

STOCK OPTION PLAN

            The Company adopted an Incentive Stock Option plan on December 18, 1984, which expired on October 31, 1994. There are no outstanding stock options from that plan. The Company is proposing to adopt a new Stock Option Plan and Restricted Stock Plan. See "Proposal 7: Adoption of 1998 Stock Option Plan" and "Proposal 8: Adoption of 1998 Restricted Stock Plan."

EMPLOYMENT AGREEMENTS

            There are no employments agreements with any of the officers of the Company.

CERTAIN TRANSACTIONS

            During 1997 and 1996, the Company was charged management, consulting, and office administration fees of $4,800 per year by Thomas L. Crom. On July 7, 1998 Mr. Crom agreed to accept 96,000 shares (pre-split) of Dragon common stock valued at $0.10 per share as payment of those fees.

            During 1997 and 1996 interest expense of $168,000 on the Note payable to Marbella was canceled. See "Financial Statements."


           PROPOSAL 2: AMEND ARTICLES OF INCORPORATION TO INCREASE THE
             AUTHORIZED COMMON SHARES FROM 25,000,000 TO 50,000,000

            The  Board  of  Directors  has  proposed,   subject  to  shareholder
approval, to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock from 25,000,000 to 50,000,000.

REASONS FOR THE INCREASE OF AUTHORIZED COMMON SHARES

            This will allow the Company to pay the outstanding debt of $2,100,000 to Marbella Capital Corp (as indicated in "Proposal 3: to Approve The Issuance of 21,000,000 Shares to Marbella Capital Corp. At a Deemed Price of $0.10 to Retire Debt of $2,100,000"), purchase other business opportunities through the issuance of additional shares, and allow incentives to management through stock options plans. See "Proposal 7: Adoption of 1998 Stock Option Plan" and "Proposal 8: Adoption of 1998 Restricted Stock Plan."

            Management is presently negotiating a joint venture agreement with Youssef Diamond Mining Company, a Liberian corporation ("Youssef"). Youssef is the holder and operator of various diamond and valuable mineral concessions located in the Republic of Liberia. Management believes the Company will be required to issue a number of shares to Youssef, along with options to acquire additional shares, as part of the joint venture agreement. The terms of the joint venture agreement are not expected to result in a change of control of the Company.


       PROPOSAL 3: TO RATIFY THE ISSUANCE OF 15,000,000 SHARES TO MARBELLA
           CAPITAL CORP. AT A DEEMED PRICE OF $0.001 FOR $15,000 CASH.

            The Company's sole acting director on July 11, 1995, approved the issuance of 15,000,000 shares to Marbella Capital Corp. ("Marbella") at a deemed price of $0.001 per share for a total of $15,000. The Board of Directors is seeking shareholder ratification of this transaction. As a result of the transaction Marbella became the owner of 74.36% of the then outstanding shares of Common Stock and Mr. Crom was the owner of 30% of Marbella's then outstanding shares.

REASONS FOR THE SHARE ISSUANCE

            At that time the Company had no cash and significant liabilities. Cash was urgently needed to keep the Company in existence, renegotiate its debt and pursue business opportunities. See "Proposal 2: Amend Articles of Incorporation to Increase The Authorized Common Shares From 25,000,000 to 50,000,000."


      PROPOSAL 4: TO APPROVE THE ISSUANCE OF 21,000,000 SHARES TO MARBELLA CAPITAL CORP. AT A DEEMED PRICE OF $0.10 TO RETIRE DEBT OF $2,100,000.

            The Board of Directors has proposed, subject to shareholder approval, to pay the Company's outstanding debt to Marbella of $2,100,000 by issuing 21,000,000 shares (pre-split) of common stock. If this transaction is approved, Marbella will own 91.84% of the shares then outstanding.

REASONS FOR THE SHARE ISSUANCE

            As of December 31, 1997 the Company had a working capital deficit of $2,095,764 and negative shareholders' equity of $2,095,764. Management believes the Company must reduce its liabilities in order to pursue other business opportunities which have been identified. See "Proposal 6: Name Change."


              PROPOSAL 5: AUTHORIZATION TO IMPLEMENT REVERSE SPLIT

            The Board of Directors has proposed, subject to shareholder approval, to effect a 1-for-10 reverse stock split whereby every ten (10) shares of the Company's currently outstanding shares of Common Stock will be exchanged for one share of Common Stock. After issuing the 21,000,000 shares to Marbella
(See "Proposal 4: To Approve The Issuance of 21,000,000 Shares to Marbella Capital Corp. At a Deemed Price of $0.10 to Retire Debt of $2,100,000") and 96,000 to Thomas L. Crom, there will be 44,239,826 shares outstanding, and the reverse split will reduce this number to approximately 4,423,983. The reverse split will not alter the number of shares of Common Stock authorized for issuance, which after approving Proposal 2 would be 50,000,000.

REASONS FOR THE PROPOSED REVERSE STOCK SPLIT

            Management is proposing the reverse stock split for the following reasons: management believes a reverse stock split will (1) reduce the number of outstanding shares of Common Stock and thereby make available shares of Common Stock with which to acquire assets into the Company; and (2) help raise the trading price of the Company's Common Stock. In discussions by the Company's executive officers with members of the brokerage and banking industries, the Company has been advised that the brokerage firms might be more willing to evaluate the Company's securities if the price range for the Company's Common Stock were higher. Management believes that additional interest by the investment community in the Company's stock, of which there can be no assurance, is desirable.

            Management of the Company also believes that existing low trading prices of the Company's Common Stock may have an adverse impact upon the trading level of the trading market for the Common Stock. In particular, brokerage firms often charge higher commissions for transactions involving low-priced stocks than they would for the same dollar amount of securities with a higher per share price. Some brokerage firms will not recommend purchases of low-priced stock to their clients or make a market in such stock, which tendencies may adversely affect the liquidity for current shareholders and the Company's ability to obtain additional equity financing.

EFFECTS OF APPROVAL OF THE REVERSE STOCK SPLIT

            Theoretically, the market price of the Company's Common Stock should increase approximately 10- fold following the proposed reverse stock split. It is hoped that this will result in a price level which will overcome the reluctance, policies, and practices of broker-dealers described above and increase interest in the Company's Common Stock by investors. Shareholders should note that the effect of the reverse stock split upon the market price for the Company's Common Stock cannot be accurately predicted. Further, there can be no assurance that the per share market price of the post-split Common Stock will trade at a price 10 times the price of the pre-split Common Stock, or, if it does, that the price can be maintained at that level for any period of time.

            On June 30, 1998, the closing bid and asked prices of the Company's Common Stock were $0.01 and $0.10 per share, respectively. The foregoing quotation reflects management's queries to brokers which trade on the pink sheets and reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not represent actual transactions.

            Management, by implementing a reverse stock split, does not intend to "take the Company private" by decreasing the number of shareholders of the Company. Management does not believe that a 1-for-10 reverse stock split would result in any shareholders being eliminated or closed out as a result of holding less than one share after the reverse stock split. There are 84 shareholders of record as of June 30, 1998 who have a number of shares not evenly divisible by
10. As disclosed below, the Company will round up to the nearest whole share instead of issuing fractional shares resulting from the reverse stock split.

PROCEDURE FOR IMPLEMENTING THE REVERSE SPLIT

            If this proposal in adopted by the shareholders, ten (10) shares of pre-split Common Stock will be exchanged for each share of post-split Common Stock. Shares of post-split Common Stock may be obtained by surrendering certificates representing shares of pre-split Common Stock to the Company's transfer agent, American Securities Transfer, Inc., 938 Quail Street, Suite 101, Lakewood, Colorado 80215 (the "Transfer Agent"). To determine the number of shares of post-split Common Stock issued to any record holder, the total number of shares represented by all of the certificates issued in the name of that record holder held in each account, as set forth in the records of the Transfer Agent on the date upon which the reverse split becomes effective, will be divided by 10. Upon surrender to the Transfer Agent of the share certificates
(s) representing shares of pre-split Common Stock and the applicable transfer fee, which presently is $20.00 per certificate payable by the holder, the holder will receive a share certificate representing the appropriate number of shares of post-split Common Stock. If the division described above results in a quotient which contains a fraction, the Company will round up to the nearest whole share instead of issuing a fractional share. Shareholders are not required to exchange their certificates of pre-split Common Shares for post-split Common Shares. It is anticipated that the reverse split will be effected August 1, 1998.

            The Company has made arrangements with American Securities Transfer Inc., the stock transfer agent. to pay the transfer fee for the first thirty
(30) days after the effective date of the reverse stock split. The effective date will be August 1, 1998, which is the day after the shareholders meeting. All shareholders of record will receive transfer instructions from the stock transfer agent.

FEDERAL INCOME TAX EFFECTS OF THE PLAN

            Holders of Common Stock will not be required to recognize any gain or loss if the reverse stock split is effected. The tax basis of the aggregate shares of post-split Common Stock received by present shareholders will be equal to the basis of the aggregate shares of the pre-split Common Stock exchanged therefor. The holding period for shares of post-split Common Stock will include the holding period of the pre-split Common Stock when calculated for purposes of taxation or sales under Rule 144 of the Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"). Rule 144 requires that "restricted securities," as defined in Rule 144, be held at least one year before routine sales be made in accordance with the provisions of the Rule. Rule 144 provides that shares issued in a reverse stock split are deemed to have been held from the date of acquisition of the shares involved in the reverse stock split.


                             PROPOSAL 6: NAME CHANGE

            The  Board  of  Directors  has  proposed,   subject  to  shareholder
approval, to change the Company's name from "Dragon Mining Corporation" to "Dragon Diamond Corporation".

REASONS FOR THE NAME CHANGE

            Management will be pursing business opportunities primarily in the area of diamonds. This includes buying and selling of rough and uncut diamonds, exploration, development and producing diamonds. This name will better reflect the Company's primary business. In the event the shareholders do not approve the name change, the Company's name will remain "Dragon Mining Corporation."

                 PROPOSAL 7: ADOPTION OF 1998 STOCK OPTION PLAN

            The Board is requesting that the shareholders of the Company adopt the 1998 Stock Option Plan (the "Plan") reserving an aggregate of 663,597 shares (post-split and assuming the issuance of shares to Mr. Crom and the approval of the issuance of shares to Marbella) of the Company's Common Stock (the "Available Shares") for issuance pursuant to the exercise of stock options ("Options") which may be granted to employees, officers, and directors of the Company and consultants to the Company. The Plan also provides an annual adjustment in the number of Available Shares, commencing December 31, 1998, to a number equal to 15% of the number of shares outstanding on December 31 of the preceding year or 663,597 shares, whichever is greater. The Plan is designed to
(i) induce qualified persons to become employees, officers, and directors of the Company; (ii) reward such persons for past services to the Company (iii) encourage such persons to remain in the employ of the Company or associated with the Company; and (iv) provide additional incentive for such persons to put forth maximum efforts for the success of business of the Company. To the extent that management personnel may be eligible to receive Options which may be granted under the Plan, management has an interest in obtaining approval of the Plan by the Company's shareholders.

            As of June 30, 1998 four persons were eligible to participate in the Plan. These consist of the current officers and directors of the Company. Although the Company has no immediate plans to add additional employees, officers, or directors, it does anticipate that additional persons will become eligible as the Company expands.

            The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Transactions under the Plan are intended to comply with all applicable conditions of the Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). In addition to determining who will be granted Options, the Committee has the authority and discretion to determine when Options may be granted and the number of Options to be granted. The Committee may determine which Options may be intended to qualify ("Incentive Stock Option") for special treatment under the Internal Revenue Code of 1986, as amended from time to time (the "Code") or Non-Qualified Options ("Non-Qualified Stock Options") which are not intended to qualify. See "Federal Income Tax Consequences" below. The Committee also may determine the time or times when each Option becomes exercisable, the duration of the exercise period for Options and the form or forms of the instructions evidencing Options granted under the Plan. The Committee may adopt, amend, and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. The Committee may amend the Plan without shareholder approval where such approval is not required to satisfy any statutory or regulatory requirements.

            The Plan provides that disinterested directors will receive automatic options grants to purchase 5,000 (post-reverse split shares) of the Company's Common Stock upon their initial appointment or election as directors, and on the date of each subsequent annual shareholders' meeting, which vest in 33-1/3% installments commencing on the first anniversary of the grant date. Grants to employee directors and officer/directors can be either Non-Qualified Stock Options or Incentive Stock Options, to the extent that they do not exceed the Incentive Stock Option exercise limitations, and the portion of an option to an employee director or officer/director that exceeds the dollar limitations of Code Section 422 will be treated as a NonQualified Stock Option. All options granted to disinterested directors will be Non-Qualified Options.

            The Committee also may construe the Plan and the provisions in the instruments evidencing options granted under the Plan to employee and officer participants and is empowered to make all other determinations deemed necessary or advisable for the administration of the Plan. Option grants to disinterested directors are self-administering and not subject to the Committee's discretion. The Committee may not adversely affect the rights of any participant under any unexercised option or any portion thereof without the consent of such participant. This Plan will remain in effect until it is terminated by the Compensation Committee, except that no Incentive Stock Option will be granted after June 30, 2008.

            The Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares.

            Participants in the Plan may be selected by the Committee from employees and officers of the Company and its subsidiaries and consultants to the Company and its subsidiaries. Disinterested directors receive annual automatic grants, as described above. In determining the persons to whom options will be granted and the number of shares to be covered by each option, the Committee will take into account the duties of the respective person, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

            Only employees of the Company and its subsidiaries, as the term "employees" is defined for the purposes of the Code will be entitle to receive Incentive Stock Options. Incentive Stock Options granted under the Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Code and the Treasury Regulations thereunder.

            Each option granted under the Plan will be evidenced by a written option agreement between the Company and the optionee. The option price of any Incentive Stock Option may be not less than 100% of the Fair Market Value per share on the date of grant of the options; provided, however, that any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of the Common Stock will have an option price of not less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option. Each Non-Qualified Stock Option granted under the Plan will be at a price no less than 85% of the Fair Market Value per share on the date of grant thereof, except that the automatic stock option grants to the disinterested directors will be at a price equal to the Fair Market Value per share on the date of grant. "Fair Market Value" per share as of a particular date is defined in the Plan as the last sale price of the Common Stock as reported on a national securities exchange or on the NASDAQ System or, if none, the average of the closing bid and asked prices of the Company's Common Stock as reported by NASDAQ or, if such quotations are unavailable, the value determined by the Committee in its discretion in good faith.

            The exercise period of options granted under the Plan may not exceed ten years from the date of grant thereof. Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of the Common Stock of the Company will be for no more than five years. Except in the case of options granted to disinterested directors, who comprise the Compensation Committee, the Committee will have the authority to accelerate or extend the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. However, no exercise period may be extended to increase the term of the option beyond ten years from the date of the grant.

            To exercise an option, the optionee must pay the full exercise price in cash, in shares of Common Stock having a Fair Market Value equal to the option price or in property or in a combination of cash, shares, and property and, subject to approval of the Committee. The Committee has the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock thereunder and, if so, to determine the value of the property received.

            An option may not be exercised unless the optionee then is an employee, officer, or director of the Company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of the Company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of the Company or its subsidiaries other than reason by death, disability, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate three months after the date the optionee ceases to be an employee, officer or director of the Company. All optionees which are not vested to an optionee, under the conditions stated in the Plan for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

            If an optionee dies while an employee, officer or director of the Company, or if the optionee's employment, officer or director status terminates by reason of disability, all options theretofore granted to such optionee, whether or not otherwise exercisable, unless earlier terminated in accordance with their terms, may be exercised at any time within one year after the date of death or disability of said optionee, by the optionee or by the optionee's estate or by a person who acquired the right to exercise such options by bequest or inheritance or otherwise by reason of death or disability of the optionee.

            Options granted under the Plan are not transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rule thereunder. Options may be exercised, during the lifetime of the optionee, only by the optionee and thereafter only by his legal representative. An optionee has no rights as a shareholder with respect to any shares covered by an option until the option has been exercised.

            As a condition to the issuance of share upon the exercise of an option, the Company will require the optionee to pay to the Company the amount of the Company's tax withholding liability required in connection with such exercise. The Company, to the extent permitted or required by law, may deduct a sufficient number of shares due to the optionee upon exercise of the option to allow the Company to pay such withholding taxes. The Company is not obligated to advise any optionee of the existence of any tax or the amount which the Company will be so required to withhold.

FEDERAL INCOME TAX CONSEQUENCES

            The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state, and local income and other tax laws.

            INCENTIVE STOCK OPTIONS. No income results to the holder of an Incentive Stock Option upon the grant thereof or issuance of shares upon the exercise thereof. The amount realized on the sale or taxable exchange of the Option Shares in excess of the option exercise price will be considered a capital gain, except that, if a sale, taxable exchange, or other disposition occurs within one year after the exercise of the Incentive Stock

Option or two years after the grant of the Incentive Stock Option (generally considered to be a "disqualifying disposition"), the optionee will realize compensation, for federal income tax purposes, on the amount by which the lessor of (i) the fair market value on the date of exercise or (ii) the amount realized on the sale of the shares, exceeds the exercise price. Any appreciation on the shares between the exercise date and the fair market value of the shares acquired at the time of exercise is a tax preference item for the purposes of calculating the alternative minimum tax on individuals under the Code. This preference amount will not be included again in alternative minimum taxable income in the year the taxpayer disposes of the stock.

            NON-QUALIFIED STOCK OPTIONS. No compensation will be realized by the optionee of a Non-Qualified Stock Option at the time of grant. Upon exercise of a Non-Qualified Stock Option, an optionee will realize compensation for federal income tax purposes on the difference between the exercise price and the fair market value of the shares acquired at the time of exercise. If the optionee exercises a Non-Qualified Stock Option by surrendering shares of the Company's Common Stock, the optionee will not recognize income or gain at the time of exercise.

            CONSEQUENCES TO THE COMPANY. The Company recognizes no deduction at the time of grant or exercise of an Incentive Stock Option and recognizes no deduction at the time of grant of a Non-Qualified Stock Option. The Company will recognize a deduction at the time of exercise of a Non-Qualified Stock Option on the difference between the option price and the fair market value of the shares on the date of grant. The Company will also recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of share underlying an Incentive Stock Option.

NEW PLAN BENEFITS No benefits or amounts can be determinable under this plan since the plan has yet to be adopted, no meetings of the compensation committee have taken place to implement this plan. There are no specific grants and thus none can be attributable to a single person. Currently the Company only has four persons eligible to receive a grant. All four person are members of the executive group.

            As of the date of this Information Statement, the Company did not have a stock option plan. Therefore, the proposed plan would represent a new benefit to be offered to employees, officers and directors. As such, management cannot determine what the benefits of the new plan would have been to the present officers and directors. In addition, management cannot place a value on the options that would be issued, given the Company's inactive status.

VESTING

            Unless otherwise specified in an optionee's agreement, options granted under the Plan to officers, officer/directors, disinterested directors who are not on the Committee, and employees will become vested with the optionee under the following schedule: 50% upon the first anniversary of the option grant and 12.5% upon each of the four three-month periods following the first anniversary.

               PROPOSAL 8: ADOPTION OF 1998 RESTRICTED STOCK PLAN

            The Board is requesting that the shareholders of the Company adopt the 1998 Restricted Stock Plan (the "Restricted Plan") reserving an aggregate of 663,597 shares (post-split and assuming the issuance of shares to Mr. Crom and the approval of the issuance of shares to Marbella) of the Company's Common Stock (the "Available Shares") for issuance to employees, consultants, officers, and directors of the Company and consultants to the Company. The Plan also provides an annual adjustment in the number of Available Shares, commencing December 31, 1998, to a number equal to 15% of the number of shares outstanding on December 31 of the preceding year or 663,597 shares, whichever is greater.
The Plan is designed to (i) induce qualified persons to become employees, consultants, officers, directors of the Company; (ii) reward such persons for past services to the Company; (iii) encourage such persons to remain in the employ of the Company or associated with the Company; and (iv) provide additional incentive for such persons to put forth maximum efforts for the success of business of the Company. To the extent that management personnel may be eligible to receive shares which may be granted under the Plan, management has an interest in obtaining approval of the Plan by the Company's shareholders.

            As of June 30, 1998 four persons were eligible to participate in the Plan. These consist of the current officers and directors of the Company. Although the Company has no immediate plans to add additional employees, officers, or directors, it does anticipate that additional persons will become eligible as the Company expands.

            Shares issued under this Plan are "restricted" in the sense that they are subject to repurchase by the Company at cost during the vesting period.

            The Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). Transactions under the Plan are intended to comply with all applicable conditions of the Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"). In addition to determining who will be issued shares, the Committee has the authority and discretion to determine the purchase price of the shares issued under the Plan, the period of months or periods of time during which the Company will have a right to repurchase the shares and the terms and conditions of such repurchase, and the form or forms of the instruments evidencing the issuance of shares pursuant to the Plan. The Committee may adopt, amend, and rescind such rules and regulations as in its opinion may be advisable for the administration of the Plan. The Committee may amend the Plan without shareholder approval where such approval is not required to satisfy any statutory or regulatory requirements.

            The Plan provides that disinterested directors will receive an automatic issuance of 5,000 (post-reverse split shares) of the Company's Common Stock upon their initial appointment or election as directors, and on the date of each subsequent annual shareholders' meeting, which vest in 33-1/3% installments commencing on the first anniversary of the issue date.

            The Committee also may construe the Plan and is empowered to make all determinations deemed necessary or advisable for the administration of the Plan. Issuances to disinterested directors are self- administering and not subject to the Committee. The Committee may not adversely affect the rights of any participant under any rights previously granted without the consent of such participant. This Plan will remain in effect until it is terminated by the Compensation Committee.

            The Plan contains provisions for proportionate adjustment of the number of shares for outstanding options and the option price per share in the event of stock dividends, recapitalizations resulting in stock splits or combinations or exchanges of shares.

            Participants in the Plan may be selected by the Committee from employees and officers of the Company and its subsidiaries and consultants to the Company and its subsidiaries. Disinterested directors receive annual automatic grants, as described above. In determining the persons to whom shares will be granted and the number of shares to be issued, the Committee will take into account the duties of the respective person, their present and potential contributions to the success of the Company, and such other factors as the Committee deems relevant to accomplish the purposes of the Plan.

            Shares to be issue under the Plan will be evidenced by a written restricted stock purchase agreement between the Company and the participant. Shares issued under the Plan are transferable only if the transferee agrees to be bound by all terms of the Plan, including the Company's right to repurchase the shares, and only if such transfer is permitted under federal and state securities laws. To facilitate the enforcement of the restrictions on transfer, the Committee may require the holder of the shares to deliver the certificate
(s) to be held in escrow during the period of restriction.

FEDERAL INCOME TAX CONSEQUENCES

            The federal income tax discussion set forth below is included only for general information only. Participants are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state, and local income and other tax laws.

            Section 83(a) of the Internal Revenue Code provides that the receipt of stock subject to a substantial risk of forfeiture and which is nontransferable does not result in taxable income until the restrictions lapse. At that time, the employee recognizes compensation income (taxable at the rate applicable to ordinary income) in the amount of the spread between the value of the stock and the amount, if any, the employee paid for the stock. The Company must withhold employment taxes on this income, and generally may deduct the amount the employee includes in income as an ordinary business expense.

VESTING

            Unless otherwise specified in an optionee's agreement, options granted under the Plan to officers, officer/directors, disinterested directors who are not on the Committee, and employees will become vested with the optionee under the following schedule: 50% upon the first anniversary of the option grant and 12.5% upon each of the four three-month periods following the first anniversary.

NEW PLAN BENEFITS No benefits or amounts can be determinable under this plan since the plan has yet to be adopted, and no meetings of the compensation committee have taken place to implement this plan. There are no specific grants and thus none can be attributable to a single person. Currently the Company only has four persons eligible to receive a grant. All four persons are members of the executive group.

            As of the date of this Information Statement, the Company did not have a restricted stock plan. Therefore, the proposed plan would represent a new benefit to be offered to employees, officers and directors. As such, management cannot determine what the benefits of the new plan would have been to the present officers and directors. Management estimates that if this plan had been effective for 1997 and if the full amount of available shares were granted and valued at a $1.00 it would have resulted in a benefit valued at $663,598 for the executive group.


                                  OTHER MATTERS

            Except for the matters referred to in the accompanying Notice of Annual Meeting, management does not intend to present any matter for action at the Annual Meeting and knows of no matter to presented that is a proper subject for action by the shareholders at the meeting.


                         INDEPENDENT PUBLIC ACCOUNTANTS

            The Company has not selected a principal accountant for its current fiscal year, and did not engage a principal accountant to audit its financial statements during its two preceding fiscal years. The Company has been an inactive registrant and, in reliance upon Rule 3-11 of Regulation S-X promulgated by the Securities and Exchange Commission, did not prepare audited financial statements for the fiscal years ended December 31, 1996, and 1997. Management anticipates that the Company, at a later date, will engage a principal accountant to audit the Company's financial statements for the current fiscal year.


                                  ANNUAL REPORT

            The Company's Annual Report to Shareholders is being mailed with this Proxy Statement. It consists of the information contained in the Company's Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.


                           INCORPORATION BY REFERENCE

            The  Company   hereby   incorporates   by  reference  the  financial
statements and section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the Annual Report to Shareholders which is being mailed with the Information Statement.

                              SHAREHOLDER PROPOSALS

            Any shareholder proposing to have an appropriate matter brought before the next annual meeting of shareholders must submit such proposals in accordance with the proxy rules of the Securities and Exchange Commission. Such proposals should be sent to the Company's mailing address: P.O. Box 9, Payson, Arizona 85547-0009 for receipt no later than December 31, 1998.

                       By order of the Board of Directors:

                               /s/Larry N. Lorenz
                           Larry N. Lorenz, President
Vancouver, Canada
July 21, 1998

ITEM 7.        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS

     Dragon Mining Corporation (the Company) was incorporated in 1911 and operated as a mining exploration company until 1977. The Company has not received any revenue from planned principal operations since 1977 and has primarily been engaged in the development of plans and acquisitions of assets for its proposed mining and explorations operations. Accordingly, the Company is considered to be in the development stage.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1997, 1996 and 1995 the Company had working capital deficiencies of $2,103,411, $2,095,764 and $2,087,075 respectively.

CORPORATE PLANS FOR 1998 AND BEYOND

     The  Company  is  attempting  to  acquire   additional  assets  by  issuing
additional stock. It is also continuing negotiations with its major creditor, who is also its shareholder, to restructure its debt.
There is no assurance that these efforts will be successful.

     During the year ended December 31, 1995 the Company issued 15,000,000 shares for $15,000 to Marbella Capital Corp. ("Marbella"). Marbella increased its ownership from 55.7% to 84.4% as result of this placement.

RESULTS OF OPERATIONS

1997 COMPARED TO 1996
      The Company activities were limited to maintaining its status as a public company which generated a net loss of $(7,648) compared to a loss of $( 8,689) in 1996.

1996 COMPARED TO 1995
     The Company activities were limited to maintaining its status as a public company which generated a net loss of $(8,689) compared to $(399) in 1995

1995 COMPARED TO 1994

     The Company had very little activity resulting in just $576 of general and administrative expenses in 1995 compared to $1,246 in 1994. As a result of a private placement the Company's cash increased which resulted in interest income of $177.

IMPACT OF INFLATION

     Dragon will be affected by inflation because market value of its potential products (gold and silver) tends to fluctuate with inflation. Other major costs should not increase at a rate in excess of inflation.


ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     The consolidated financial statements are filed under this Item beginning on page F-1 the financial statements schedules required under Regulation S-X are filed pursuant to Item 14 of this report.

                            DRAGON MINING CORPORATION

                          (A DEVELOPMENT STAGE COMPANY)













                         UNAUDITED FINANCIAL STATEMENTS
                of an inactive Registrant per SEC 50456 Rule 3-11
                          for the years ended December
                           31, 1997, 1996 and 1995 and
                           period from January 1, 1978
                            through December 31, 1997



                            DRAGON MINING CORPORATION
                   BALANCE SHEETS, DECEMBER 31, 1997 AND 1996


                                    ASSETS                                       1997                             1996
                                                                                 ----                             ----
Current Asset:
            Cash and Cash equivalents                                            $    6,538              $       9,869
                                                                                 ----------              -------------
                        Total current assets                                     $    6,538              $       9,869
Plant and equipment, net                                                                  0                          0
Mineral properties, net                                                                   0                          0
                                                                                 ----------              -------------
                        Total asset                                              $    6,538              $       9,869
                                                                                 ==========              =============


                       LIABILITIES AND SHAREHOLDERS EQUITY

Current liabilities:
            Accounts payable                                                     $   9,950                       5,633
            Due to Related Party                                                 2,100,000                   2,100,000
                                                                                 ---------                   ---------
                        Total current liabilities                                2,109,950                   2,105,633
                                                                                 ---------                   ---------

                        Total liabilities                                        2,109,950                   2,105,633
                                                                                 ---------                   ---------

Shareholders' deficit:
            Common  stock,  $001  par  value;   authorized  25,000,000;   issued
              23,143,826 shares as of December 31, 1997
              and 1996 respectively                                                 23,144                      23,144

            Additional paid-in Capital                                           3,103,889                   3,103,889
            Accumulated Deficit                                                 (5,230,445)                 (5,222,797)
                                                                                -----------                 -----------
                        Total shareholders' equity                              (2,103,412)                 (2,095,764)
                                                                                -----------                 -----------

                        Total liabilities and shareholder's equity              $    6,538                  $    9,869
                                                                               ===========                  ==========










    The accompanying notes are an integral part of the financial statements.
                                       F-2



                            DRAGON MINING CORPORATION
                             STATEMENTS OF OPERATION
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995



                                                            1997                    1996                        1995
                                                          ------                  ------                  ----------
Revenue:
            Interest income                              $   151                 $   221                 $       177
                                                         -------                 -------                 -----------
                        Total Revenue                        151                     221                         177

Operating expense:
            General and administrative expenses            7,799                    8,910                        576
                                                           -----                -----------             ------------
                        Total operating expenses           7,799                    8,910                        576


                                    Net Income (Loss)    $(7,648)                $(8,689)               $      (399)
                                                         ========                ========               ============



Income (Loss) per common share                          $   (.01)                $  (.01)              $      (.01)
                                                        =========                ========              ============


Weighted average shares outstanding                    23,143,826                23,143,826              13,768,826
                                                       ==========                ==========              ==========


















    The accompanying notes are an integral part of the financial statements.
                                       F-3



                            DRAGON MINING CORPORATION
                       STATEMENTS OF SHAREHOLDERS' EQUITY
               FOR THE YEARS ENDED DECEMBER 31, 1997 1996 AND 1995



                                                                                                Deficit
                                                                                                Accumulated
                                                                                Additional      during  the
                                                        COMMON STOCK             Paid-in        Development
                                                SHARES               AMOUNT      CAPITAL        STAGE                     TOTAL
Balance, December 31, 1978                      1,875,000            $1,875      $ 868,232      $ (338,814)             $ 531,293

Dividends paid in 1982 ($.27 per share)             -0 -             -0-         (167,436)           -0-                 (167,436)

Common stock issued:
    1982                                          418,000             418         149,582            -0-                  150,000
    1983                                        4,620,000            4,620      1,640,088            -0-                1,644,708
    1984                                        1,230,826            1,231        437,173            -0-                  438,404

Capital contribution in 1986                        -0-                -0-        176,250            -0-                  176,250

Net loss ten years ended December 31, 1987          -0-               -0-          -0-          (4,080,804)            (4,080,804)
                                               -------------      -----------   ---------       -----------            -----------

Balance, December 31, 1987                      8,143,826            8,144      3,103,889       (4,419,618)            (1,307,585)

Net (loss) year ended December 31, 1988               -0-             -0-           -0-           (999,912)              (999,912)
Net (loss) year ended December 31, 1989               -0-             -0-           -0-           (681,585)              (681,585)
Net (loss) year ended December 31, 1990               -0-             -0-           -0-           (474,867)              (474,867)
Net income year ended December 31, 1991               -0-             -0-           -0-          1,361,063              1,361,063
Net income year ended December 31, 1992               -0-             -0-           -0-              3,285                  3,285
Net (loss) year ended December 31, 1993               -0-             -0-           -0-               (829)                  (829)
Net (loss) year ended December 31, 1994               -0-             -0-           -0-             (1,246)                (1,246)
Net (loss) year ended December 31, 1995               -0-             -0-           -0-               (399)                  (399)

Common stock issued in 1995                     15,000,000          15,000          -0-                -0 -                15,000

Net (loss) year ended December 31, 1996             -0-               -0-           -0-             (8,689)                (8,689)
Net (loss) year ended December 31, 1997             -0-               -0-           -0-             (7,648)                (7,648)
                                                -------               ---           ---         -----------                -------

Balance, December 31, 1996                      23,143,826         23,144     3,103,889         (5,230,445)            (2,103,412)
                                                ==========         ======      =========        ===========            ===========



















    The accompanying notes are an integral part of the financial statements.
                                       F-4


                                                                 DRAGON MINING CORPORATION
                                                                  STATEMENTS OF CASH FLOWS
                                                    FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                                                                                                       Cumulative
                                                            1997                    1996               1995            PERIOD
                                                            ----                    ----               ----            ------
Cash flows from operating activities:
  Net (loss)                                                (7,648)                 (8.689)            (399)           (4,891,631)

Adjustments   to  reconcile  net  (loss)  to  net  cash  provided  by  operating activities:
   Depreciation                                               -0-                   -0-                -0-                328,376
   Loss on sale of equipment                                  -0-                   -0-                -0-                188,562
   Realized loss on sale of securities                        -0-                   -0-                -0-                 40,515
   Unrealized loss on securities                              -0-                   -0-                -0-                 32,620
    Deferred income tax benefit                               -0-                   -0-                -0-                (75,000)
    Write-down and abandonment of mineral properties          -0-                   -0-                -0-              1,834,127
    Write-down and abandonment of equipment                   -0-                   -0-                -0-              1,166,102
    (Increase) decrease of receivables                        -0-                   -0-                -0-                 12,746
    (Decrease) increase of liabilities                       4,317                  (3,733)             35              1,040,167
                                                            ------                  -------            ---              ---------
        Total adjustments                                    4,317                  (3,733)             35              4,568,215
                                                            ------                  -------            ---              ---------
             Net cash provided by operating activities      (3,331)                 (4,956)           (434)              (325,816)
                                                            -------                 -------           -----             ---------

Cash flows from investing activities:
   Sale of marketable equity securities                       -0-                   -0-                -0-                 76,866
   Sale of certificates of deposits                           -0-                   -0-                -0-                828,024
   Proceeds from sale of equipment                            -0-                   -0-                -0-                 77,500
   Acquisition of office equipment                            -0-                   -0-                -0-                (20,335)
   Construction of mill and equipment                         -0-                   -0-                -0-             (2,099,058)
   Acquisition and exploration of mineral properties          -0-                   -0-                -0-             (1,909,127)
                                                            -----                   ---                ---             -----------

            Net cash used in investing activities             -0-                   -0-                -0-             (3,046,130)
                                                            -----                   ---                ---             -----------

Cash flows from financing activities:
   Proceeds from issuance of common stock                     -0-                   -0-                15,000           2,248,112
   Payments of debt                                           -0-                   -0-                -0-             (1,081,259)
   Proceeds from issuance of debt                             -0-                   -0-                -0-              2,705,123
   Dividends paid                                             -0-                   -0-                -0-               (506,250)
                                                            -----                   -----              ---             -----------
            Net cash provided by
            financing activities                              -0-                   -0-                15,000           3,365,726
                                                            -----                   ------             -------         ----------

            Net increase (decrease) in cash                 (3,331)                 (4,956)           (14,566)             (3,820)

Cash and cash equivalents at beginning of year               9,869                  14,825                 259             40,721
                                                            ------                  ------           ---------            -------

Cash and cash equivalents at end of year                     6,538                   9.869              14,825             36,901
                                                            ======                  ======           =========             ======



                          Supplemental schedule of noncash investing and financing activities

Cash paid during the year for:
    Interest                                                  -0-                     -0-              -0-                  -0-
                                                              -0-                     -0-              -0-                  -0-
                                                             ====                    ====             ====                 ====



    The accompanying notes are an integral part of the financial statements.
                                       F-5

                            DRAGON MINING CORPORATION
                          NOTES TO FINANCIAL STATEMENTS

1.          SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

            OPERATIONS AND BASIS OF PRESENTATION:

            Dragon Mining Corporation (the Company) was incorporated in Utah in 1911 and operated as a mining and mineral exploration company until 1977. The Company has not received any revenue from operations since 1977 and has been primarily engaged in the development of plans and acquisition of assets for its proposed mining and exploration operations. Accordingly, the Company is considered to be in the development stage, and cumulative amounts required to be presented by development stage enterprises have been presented since January 1, 1978 in the accompanying financial statements.

            Due to a failure to file a 1992 Utah annual report the Company was mistakenly dissolved by the State of Utah. Subsequently the Company has been reincorporated in the State of Utah.

            The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred substantial losses during the last three years. The Company's current liabilities exceeded its current assets by $2,103,411 at December 31, 1997. The Company is continuing discussions with its major creditor and shareholder to restructure the Company's debt. Continued existence of the Company is dependent upon the Company's ability to perform the above is uncertain and, therefore, the Company may be unable to continue in existence.

            CASH EQUIVALENTS:

            The Company defines cash equivalents as all short-term, highly liquid investments with original maturity dates less than 90 days.

            MARKETABLE SECURITIES:

            Current marketable equity securities are carried at the lower of their aggregate cost or market value. Net realized gains and losses on security transactions are determined on the specific identification cost basis. Unrealized losses net of unrealized gains are included in the determination of net income.




                                    Continued
                                       F-6

                            DRAGON MINING CORPORATION
                     NOTES TO FINANCIAL STATEMENT, CONTINUED

            PLANT AND EQUIPMENT:

            Plant and equipment is carried is carried at cost. Mill and equipment are depreciated using the straight-line method over their estimated useful lives of 5 to 15 years or the units-of-production method based on estimated tons of ore reserves if the equipment is located at a producing property with a shorter economic life. Mining equipment is being depreciated using the straight-line method over their estimated useful life of 3 to 15 years or the units-of-production method based on estimated tones of ore reserves if the equipment is located at a producing property with a shorter economic life. Office equipment and fixtures are being depreciated using the straight-line method over their estimate useful lives of 3 to 10 years. When such assets are sold or otherwise disposed of, the costs and accumulated depreciation are removed from the accounts, and any resulting gains or losses are charged to operations.

            MINERAL PROPERTIES:

            Direct costs related to the acquisition, exploration and development of mineral properties held or controlled by the Company are deferred on an individual property basis until the viability of a property is determined. General exploration costs are expensed as incurred. When a property is placed in commercial production, such deferred costs are depleted using the units-of-production method. Management of the Company periodically reviews the recoverability of the capitalized mineral properties and mining equipment. Management takes into consideration various information including, but not limited to, historical production records taken from previous mine operations, results of exploration activities conducted to date, estimated future metal prices and reports and opinions of outside geologists, mine engineers, and consultants. When it is determined that a project or property will be abandoned or its carrying value has been impaired, a provision is made for any expected loss on the project or property.

            RECLAMATION COSTS:

            Post-closure reclamation and site restoration costs are estimated based upon environmental and regulatory requirements and accrued over the life of the mine using the units-of-production method.
            Current expenditures relating to ongoing environmental and reclamation programs are expensed as incurred.





                                    Continued
                                       F-7

                            DRAGON MINING CORPORATION
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

            INCOME TAXES:

            Certain expenses charged against income for financial reporting purposes are deductible in other periods for income tax purposes. Deferred taxes are provided for such timing differences and are calculated by the net-change method.

            LOSS PER COMMON SHARE:

            Loss per common share for each of the three years presented do not include the effect of outstanding stock options, as their effect is antidilutive.

2.          PLANT AND EQUIPMENT:

            Plant and equipment consists of the following at December 31, 1997 and 1996:

                                                                     1997                    1996
                                                                   --------                -------
                        Mining equipment                           $   -0-                $  -0-
                        Office equipment and fixtures                  -0-                   -0-
                                                                   ---------              ---------
                                                                       -0-                   -0-
                        Less accumulated depreciation                  (0)                  (-0-)
                                                                   ----------             ---------
                                    Mining equipment, net          $    0                 $       0
                                                                   ===========            =========

3.          MINERAL PROPERTIES:

            The Company owned the Dragon Pit which consists of a total of 380 acres in Juab County, Utah. The original cost of this property of $1,769,972 was fully amortized in prior years. This property was sold in 1996.

            The Company's investment in mineral properties as of December 31, 1997 and 1996 is as follows:


                                                                 1997                    1996
                                                             ------------            ------------
                        Mineral properties                   $      -0-              $     -0-
                        Less accumulated amortization               -0-                   (-0-)
                                                             ------------            ------------
                                    Mineral properties, net  $       0               $      0
                                                             ============            ============





                                    Continued
                                       F-8

                            DRAGON MINING CORPORATION
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED

4.          NOTES PAYABLE TO RELATED PARTY:

            Notes payable to related party $2,100,000 bear interest at 8% as of December 31, 1997 and 1996 and is due on demand (see also note 7).


                                                                                           1997                    1996
                                                                                        ----------              ----------
                        Demand note to related party                                    $2,100,000              $2,100,000
                                                                                        ----------              ----------
                                                                                        $2,100,000              $2,100,000
                                                                                        ==========              ==========

5.          INCOME TAXES:

            For U.S. income tax reporting purposes, the Company has net operating loss carry-forwards of approximately $5,097,584 expiring from the year 2000 to the year 2016, as of the year ended December 31, 1997. Utilization of these net operating losses is restricted under Internal Revenue Code Section 382.

6.          STOCK OPTION AGREEMENTS:

            On December 18, 1984 the shareholders adopted and approved an incentive stock option plan. The plan provides for officers and key employees of the Company to purchase up to 300,000 shares of the Company's unregistered common stock. The options granted under the plan are immediately exercisable at the fair market value of free trading stock on the date of grant or 110% of such value if the optionee owns more than 10% of the combined voting power of all classes of the Common stock as of the grant date. The options are exercisable over a period not longer than ten years from the date of grant.

            Under this plan, the Company granted options to purchase 150,000 shares of unregistered common stock at an exercise price of $0.02 per share to a member of the Board of Directors in 1988. As of December 31, 1997 150,000 of the options were outstanding and exercisable, and they expire on March 20, 1998, ten years from the date of grant.










                                    Continued
                                       F-9

                            DRAGON MINING CORPORATION
                    NOTES TO FINANCIAL STATEMENTS, CONTINUED




7.           RELATED PARTY TRANSACTIONS:

            During the year ended December 31, 1997:

                        -The Company was provided management, consulting and office administration by its majority shareholder at a cost of $4,800.

                        -Interest expense of $168,000 on the note payable to related party was cancelled.

            During the year ended December 31, 1996:

                        -The Company was provided management, consulting and office administration by its majority shareholder at a cost of $4,800..

                        -Interest expense of $168,000 on the note payable to related party was cancelled.

            During the year ended December 31, 1995:

                        -The Company was  provided  management,  consulting  and
                        office   administration  at  no  cost  by  its  majority
                        shareholder.

                        -Interest expense of $168,000 on the note payable to related party was cancelled.















                                    Continued
                                      F-10


                            DRAGON MINING CORPORATION
                                   SCHEDULE VI
            ACCUMULATED DEPRECIATION OF PROPERTY, PLANT AND EQUIPMENT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                   Balance at
                                   Beginning                                                   Other               Balance at
            CLASSIFICATION         OF YEAR     ADDITIONS               RETIREMENT              CHANGES             END OF YEAR

Year ended December 31, 1997:
 Office Equipment                  $    -0-         -0-                   -0-                    -0-               $       -0-
 Mining and Milling Equipment      $    -0-         -0-                   -0-                    -0-               $       -0-
                                   --------         ---                   ---                    ---               -----------
                        Total      $    -0-         -0-                   -0-                    -0-               $       -0-
                                   ========         ===                   ===                    ===               ===========

Year ended December 31, 1996:
   Office Equipment                $ 20,535         -0-                (20,535)                  -0-               $       -0-
   Mining and Milling Equipment    $280,214         -0-                (280,214)                 -0-               $       -0-
                                   --------        ----               ----------                -----              -----------
                        Total      $300,549         -0-                (300,549)                 -0-               $       -0-
                                   ========        ====               ==========                =====              ===========


Year ended December 31, 1995:
 Office Equipment                  $ 20,535         -0-                   -0-                    -0-               $    20,535
 Mining and Milling Equipment      $280,214         -0-                   -0-                    -0-               $   280,214
                                   --------       -----                  -----                  -----              -----------
                        Total      $300,549         -0-                   -0-                    -0-               $   300,549
                                   ========       =====                  =====                  =====              ===========







                                    Continued
                                      F-11



                            DRAGON MINING CORPORATION
                                   SCHEDULE V
                          PROPERTY, PLANT AND EQUIPMENT
              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995


                                         Balance at
                                         Beginning                                    Other              Balance at
            CLASSIFICATION               OF YEAR     ADDITIONS         RETIREMENT     CHANGES            END OF YEAR

Year ended December 31, 1997:
   Office Equipment                      $      -0-       -0-              -0-          -0-               $     -0-
   Mining and Millling Equipment         $      -0-       -0-              -0-          -0-               $     -0-
                                         ----------       ---              ---          ---               ---------
                        Total            $      -0-       -0-              -0-          -0-               $     -0-
                                         ==========       ===              ===          ===               =========

Year ended December 31, 1996:
   Office Equipment                      $  20,535        -0-       (   20,535)         -0-               $     -0-
   Mining and Milling Equipment          $ 280,214        -0-         (280,214)         -0-               $     -0-
                                         ---------        ---         ---------         ---               ---------
                        Total            $ 300,549        -0-         (300,549)         -0-               $     -0-
                                         =========        ===         =========         ===               =========


Year ended December 31, 1995:
 Office Equipment                        $ 20,535         -0-              -0-          -0-               $  20,535
 Mining and Milling Equipment            $280,214         -0-              -0-          -0 -              $ 280,214
                                         --------         ---              ---          ----              ---------
                        Total            $300,549         -0-              -0-          -0-               $ 300,549
                                         ========         ===              ===          ===               =========
























                                    Continued
                                      F-12